UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2020

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 11, 2020, Exelixis, Inc. (Exelixis) filed a complaint for patent infringement against MSN Pharmaceuticals, Inc. (MSN) asserting U.S. Patent Nos. 7,579,473 and 8,497,284 in the United States District Court for the District of Delaware (the 473/284 Complaint), arising from MSN’s amendment of its Abbreviated New Drug Application (ANDA), originally filed with the U.S. Food and Drug Administration (FDA) in September 2019 for a generic version of CABOMETYX® (cabozantinib) tablets (20 mg / 40 mg / 60 mg). MSN’s ANDA now requests approval to market a generic version of CABOMETYX tablets prior to expiration of U.S. Patent No. 7,579,473 and U.S. Patent No. 8,497,284. In the 473/284 Complaint, Exelixis is seeking, among other relief, equitable relief enjoining MSN from infringing these patents.

The 473/284 Complaint is in addition to Exelixis’ original complaint for patent infringement arising from MSN’s ANDA filed on October 29, 2019 (the Original Complaint), asserting U.S. Patent No. 8,877,776 (the ‘776 Patent), which expires later than the patents asserted in the 473/284 Complaint. In the Original Complaint, Exelixis is seeking, among other relief, equitable relief enjoining MSN from infringing the ‘776 Patent as well as an order that the effective date of any FDA approval of MSN’s ANDA would be a date no earlier than the expiration of the ‘776 Patent on October 8, 2030.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

May 11, 2020	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel